                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): June 7, 2004
                                                  ------------

                           Commission File No. 0-5014
                                               -------

                                AEROTELESIS INC.
                                ----------------
                 (Name of Small Business Issuer in its charter)

         Delaware                                    95-2554669
         --------                                    ----------
 (State or other jurisdiction of                 (IRS Employer
  incorporation or organization)                 Identification Number)

             1554 S. Sepulveda Blvd. Suite 118, Los Angeles CA 90025
             -------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

Issuer's telephone number:  (310) 235-1727
                            ---------------

ITEM 5.  Other Events and Regulation FD Disclosure.

         The Company has increased the size of its Board of Directors from two to three and appointed Dr. Christopher Cox as a member of its Board of Directors effective as of June 7, 2004. Dr. Cox is a physician in the Los Angeles area. Dr. Cox has served as president and CEO of C.M. Cox Medicinal Distributions, LLC since 2003. Dr. Cox is also the owner and medical director of Our Family Multispeciality Clinics (since 1998) and Sierra's Women's Clinic (since 1992).

         Dr. Cox graduated from the University of South Alabama College of Medicine with his Doctor of Medicine degree and received his Bachelor of Science degree from the University of Alabama at Tuscaloosa. Dr. Cox is a Fellow of the American College of Obstetrics-Gynecology and a Diplomate of the American Board of Obstetricians and Gynecologists.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2004                                AEROTELESIS INC.

                                            /s/ Joseph Gutierrez
                                            ------------------------------
                                            Joseph Gutierrez, President